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                                                                  EXHIBIT (e)(7)

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[LOGO of AIG AMERICAN GENERAL]                                                                      Electronic Funds Authorization

American General Life Insurance Company (AGL)
AIG Life Insurance Company
AIG Life Insurance Company of Puerto Rico
Member companies of American International Group, Inc.
    [ ]  Fixed Life Service Center - P. O. Box 4373, Houston, TX 77210-4373                                        Please print or
    [ ]  Variable Life Service Center - P. O. Box 4880, Houston, TX 77210-4880                                type all information
Instructions for completing this form are listed on the back.                                                   except signatures.
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1.      CONTRACT          CONTRACT No.: __________________________________________________________________________________________
        IDENTIFICATION
                          OWNER: _______________________________________________   SSN/TIN OR EIN: _______________________________
    [ ] Check Here if
        New Address       ADDRESS: _____________________________________________   PHONE No.: ____________________________________

                                   _____________________________________________

                          EMAIL ADDRESS (optional): ______________________________________________________________________________

                          INSURED/ANNUITANT (if other than Owner): _______________________________________________________________

                          Name: __________________________________________________________________________________________________

                          Address: _______________________________________________________________________________________________
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2.      FINANCIAL         Routing Number ______________________                    PLEASE ATTACH A VOIDED
        INSTITUTION                                                                CHECK OR A DEPOSIT SLIP.
                          Account Number _______________________________________

                          Type Of Account:  [ ] Checking   [ ] Savings   Credit Union: [ ] Yes [ ] No
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3.      BANK ACCOUNT      Name(s) of Bank Account Owner(s) _______________________________________________________________________
        OWNER
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4.      PAYMENT           Frequency:   [ ] Monthly   [ ] Quarterly   [ ] Semi-annually   [ ] Annually   Withdrawal Day ____ (1-28)
        ALLOCATION

                                                                          Premium/         Loan
                                                                          Contribution     Repayment
                          Contract No.           Insured/Annuitant        Amount           (if available)        Other
                          --------------------   ----------------------   --------------   -------------------   -----------------
                          ____________________   ______________________   ______________   ___________________   _________________

                          ____________________   ______________________   ______________   ___________________   _________________

                          ____________________   ______________________   ______________   ___________________   _________________

                          ____________________   ______________________   ______________   ___________________   _________________

                          ____________________   ______________________   ______________   ___________________   _________________

                          ____________________   ______________________   ______________   ___________________   _________________

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5.      SIGN HERE FOR     I understand and agree to the Electronic Funds Agreement on page 2.
        ABOVE REQUEST
                          [ ] Please initiate debits against my account for all outstanding premiums due.

                          ________________________________________________________________________________________________________
                          Signature(s) of Bank Account Owner(s) as it appears on account records               Date

                          ________________________________________________________________________________________________________
                          Signature(s) of Bank Account Owner(s) as it appears on account records               Date

                                            RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.
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AGLC0220 Rev0904                                                     Page 1 of 2

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                                                  - Instructions and Conditions -
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1.      CONTRACT          Complete all contract information in this section. You may use this form for multiple contracts that
        IDENTIFICATION    have the same payment instructions. This form may be used to change the bank or bank account number from which debits will be made, or to change the bank account owner making payments.
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2.      FINANCIAL         Complete the name and address of the financial institution from which funds are to be withdrawn.
        INSTITUTION       Please provide the Routing Number and the Account Number of the financial institution. Indicate the type of account and whether or not it is with a credit union. Submit the authorization with a voided check or a deposit slip. We cannot process a request without a voided check (checking account) or deposit slip (saving account).
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3.      BANK ACCOUNT      Print the name of the owner of the account from which funds will be debited.
        OWNER
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4.      PAYMENT           a.   Indicate the frequency of the payment.
        ALLOCATION        b.   Indicate the withdrawal day (day must be 1 through 28). Withdrawals or debits from your account may occur earlier if the deduction day falls on a week-end or holiday.
                          c.   Include all contract numbers on the Authorization with the corresponding Insured/Annuitant name,
                               Premium/Contribution Amount, etc.
                          d.   Please contact your Service Center for availability. Loan repayment via electronic funds transfer is not available for all contracts.
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5.      SIGN HERE FOR     Electronic Funds Agreement
        ABOVE REQUEST     I hereby authorize and request the Company to initiate electronic or other commercially accepted-type debits against the indicated bank account in the depository institution named ("Depository") for the payment of premiums and other indicated charges due on the contract(s) listed, and to continue to initiate such debits in the event of a conversion, renewal, or other change to any such contract(s). I hereby agree to indemnify and hold the Company harmless from any loss, claim, or liability of any kind by reason or dishonor of any debit.
                          I understand that this Authorization will not affect the terms of the contract(s), other than the mode of payment, and that if premiums are not paid within the applicable grace period, the contract(s) will terminate, subject to any applicable nonforfeiture provision. I acknowledge that the debit appearing on my bank statement shall constitute my receipt of payment, but no payment is deemed made until the
                          Company receives actual payment in its Service Center.
                          I agree that this Authorization may be terminated by me or the Company at any time and for any reason by providing written notice of such termination to the non-terminating party and may be terminated by the Company immediately if any debit is not honored by the Depository named for any reason.
                          This request must be dated and all required signatures must be written in ink, using full legal names.
                          This request must be dated and signed by the Bank Account Owner(s) as his/her name appears on bank records for the account provided on this authorization. Page 2 of 2
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AGLC0220 Rev0904                                                     Page 2 of 2